Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

April 17, 2020

Board of Directors

Venus Concept Inc.

235 Yorkland Boulevard

Suite 900

Toronto, Ontario M2J 4Y8

Ladies and Gentlemen:

We are acting as counsel to Venus Concept Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the resale or other disposition, from time to time, by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”), including their transferees, pledgees, donees or successors, of up to 15,575,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which includes (i) 2,300,000 shares of Common Stock (the “Common Shares”), (ii) 6,600,000 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of 660,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, (the “Series A Preferred Stock”), and (iii) 6,675,000 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of certain outstanding warrants to purchase Common Stock (the “Warrants”), issued and sold by the Company to the Selling Stockholders, as described in the prospectus that forms a part of the Registration Statement (the “Prospectus”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

(a)	The Common Shares have been duly authorized by all necessary corporate action on the part of the Company, validly issued and are fully paid and non-assessable.

ABU DHABI ◆ ATHENS ◆ AUSTIN ◆ BEIJING ◆ BRUSSELS ◆ CENTURY CITY ◆ CHICAGO ◆ DALLAS ◆ DUBAI ◆ FRANKFURT ◆ HONG KONG HOUSTON ◆ KAZAKHSTAN ◆ LONDON ◆ LOS ANGELES ◆ MIAMI ◆ MUNICH ◆ NEW YORK ◆ PARIS ◆ PHILADELPHIA ◆ PITTSBURGH ◆ PRINCETON RICHMOND ◆ SAN FRANCISCO ◆ SHANGHAI ◆ SILICON VALLEY ◆ SINGAPORE ◆ TYSONS ◆ WASHINGTON, D.C. ◆ WILMINGTON

April 17, 2020 Page 2

(b)

The Conversion Shares have been duly authorized by all necessary corporate action on the part of the Company and, following the conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation, Rights and Preferences of the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on March 18, 2020, the Conversion Shares will be validly issued, fully paid, and nonassessable.

(c)

The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, following (i) the exercise of the Warrant in accordance with their terms and (ii) receipt by the Company of the exercise price for the Warrant Shares specified in the Warrant, the Warrant Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Reed Smith

Reed Smith LLP